Exhibit 99.1

Robert Oakes Departs His Day-to-Day Role at InsPro Technologies

After three decades of leadership, company founder continues as advisor and Vice Chairman of the Board

Eddystone, PA – June 28, 2017 – InsPro Technologies LLC, a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs, today announced that the company founder, Robert (Bob) Oakes, will officially end his day-to-day involvement with the company.

Bob will continue to serve as Vice Chairman of the Board and will provide transition support over the next several months to assist with the Company’s ongoing CEO search, capital raise, and Customer Advisory Board activities.

“We are grateful to Bob for his commitment and dedication to InsPro Technologies over the years,” said Donald R. Caldwell, Chairman and Chief Executive Officer of InsPro. “He is leaving us with a strong, committed leadership team in place and the opportunity to build on the innovative, market-leading organization he established.”

“It has been a privilege to work with so many great people over the past 31 years. The relationships with employees, customers, and industry colleagues are a personal blessing,” said Oakes. “I am proud of what we have accomplished and I feel good about playing a role in the success of our customers and our company.”

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

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Media Contact

Anthony Verdi

Chief Financial Officer

InsPro Technologies LLC
610.872.6135
info@inspro.com